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                                                                    EXHIBIT 23.4

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   We consent to incorporation by reference in the registration statement No. 333-30267 on Form S-8 of Navigant Consulting, Inc. of our report dated March 17, 1998 relating to the consolidated statements of operations, members' equity, and cash flows for the year ended December 31, 1997 of Peterson Consulting L.L.C. which report appears in the December 31, 1999 annual report on Form 10-K of Navigant Consulting, Inc.

                                          /s/ Crowe, Chizek and Company LLP
Oak Brook, Illinois
March 27, 2000
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                                                                    Exhibit 23.4


                        REPORT OF INDEPENDENT AUDITORS

To the Members
Peterson Consulting L.L.C.


We have audited the consolidated statements of operations, members' equity, and cash flows for the year ended December 31, 1997 (not included herein) of Peterson Consulting L.L.C. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flow for the year ended December 31, 1997 of Peterson Consulting L.L.C. in conformity with generally accepted accounting principles.

                                                   Crowe, Chizek and Company LLP

Oak Brook, Illinois
March 17, 1998